Exhibit 99.1

Investor Contact: 1-800-FLOWERS.COM Joseph D. Pititto (516) 237-6131 invest@1800flowers.com	Media Contacts: 1-800-FLOWERS.COM Yanique Woodall (516) 237-6028 ywoodall@1800flowers.com Harry & David Stephanie Pillersdorf/Meghan Gavigan/Devin Broda Sard Verbinnen & Co (212) 687- 8080

1-800-FLOWERS.COM® Signs Definitive Agreement to Acquire Harry & David Holdings, Inc., a Leading Multi-Channel Retailer of Gift Baskets, Signature Fruits and Other Gourmet Gift Items

•
   Deal will combine the world’s leading floral gifting brand and its existing family of gourmet gift brands with the iconic Harry & David®  brand to create a multi-occasion, omni-channel gift retailer with more than $1 Billion in annual sales.

•	Acquisition, for $142.5 million in cash, is expected to increase the Company’s Fiscal 2015 EBITDA and Free Cash Flow as well as being accretive to EPS.

Carle Place, NY and Medford, OR, September 2, 2014 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS) (the “Company”), a leading multi-channel retailer of thoughtful gifts for all occasions, today announced the signing of a definitive agreement to acquire Harry & David Holdings, Inc., (“Harry & David”) a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit, gourmet food products and other gifts marketed under the Harry & David®, Wolferman’s® and Cushman’s® brands.  Signature Harry & David® products include its flagship Royal Riviera® pears, Fruit-of-the-Month Club® products, Tower of Treats® gifts, Moose Munch® caramel and chocolate popcorn snacks, Wolferman’s® specialty English muffins and other breakfast products, and Cushman’s® HoneyBells citrus gifts, among other products.

The acquisition, for $142.5 million in cash, includes Harry & David’s brands and websites as well as its headquarters, manufacturing and distribution facilities and orchards in Medford, Oregon, a warehouse and distribution facility in Hebron, Ohio and 47 Harry & David retail stores located throughout the country.  Harry & David’s current senior management team will remain with the business, which will become a wholly owned subsidiary of 1-800-FLOWERS.COM, Inc.

Jim McCann, CEO of 1-800-FLOWERS.COM, Inc., said, “We are extremely pleased to be adding the iconic Harry & David name to our growing family of great gifting brands.  Harry & David has steadily grown its top and bottom-line for the past several years, with revenues reaching nearly $400 million in its
(more)

1-800-FLOWERS.COM® Signs Definitive Agreement to Acquire Harry & David Holdings, Inc., a Leading Multi-Channel Retailer of Gift Baskets, Signature Fruits and Towers and Other Gourmet Gift Items, press release most recent reported fiscal year. This combination will increase our total annual revenue to more than $1 billion and add to our EBITDA, EPS and Free Cash Flow.  It also further extends our position as the leading destination for all of our customers’ celebratory and gifting occasions and significantly enhances our gift offering in the growing Gourmet Food and Gift Baskets space.”

“We are thrilled to be joining the 1-800-FLOWERS.COM family,” said Craig Johnson, Harry & David’s Chief Executive Officer. “This announcement is a clear endorsement of the remarkable work that our talented team has put in over the past several years to rebuild the iconic Harry & David brand.  1-800-FLOWERS.COM is a phenomenal organization, which shares our commitment to providing inspiring and innovative premium-quality products and exceptional service to customers. I am confident that by joining forces, we will benefit by gaining access to a robust infrastructure, distribution network, global presence, and enhanced resources, which will enable us to continue to cultivate and grow the one-of-a-kind Harry & David® brand.”

McCann noted that the deal would be accretive to the Company’s top and bottom line results in the current fiscal year.  “In addition, we believe there are some significant synergies, in terms of both operating costs and revenue growth opportunities, that will further enhance the value of the combined businesses in both the near term and in the years to come,” he said.

The acquisition will provide 1-800-FLOWERS.COM, Inc. with a number of complementary and highly leveragable assets, including:
•	A large customer database consisting of both consumers and corporate accounts,
•	A website with significant and growing customer traffic,
•	A unique collection of proprietary gift products and brands that engender strong customer loyalty, and
•	A strong operational infrastructure consisting of geographically dispersed manufacturing, warehousing and distribution facilities.

“Harry & David also brings with it a highly skilled team of employees that has done an excellent job of burnishing the Harry & David brand while driving top and bottom-line growth for the past several years. Importantly, they also share 1-800-FLOWERS.COM’s dedication to exemplary customer service, our focus on high quality and truly original product designs and our omni-channel go-to-market business strategy.  Added to our great family of gourmet food gift brands, including Fannie May, Cheryl’s, The Popcorn Factory, FruitBouquets, 1-800-Baskets.com and Stockyards.com, Harry & David helps position us as a leading player in the growing, multi-billion dollar gourmet food gifts space where we see opportunities for top and bottom line growth and significantly enhanced shareholder value,” said McCann.

1-800-FLOWERS.COM, Inc. has secured committed funding for the acquisition from JP Morgan Chase and Wells Fargo Bank. The acquisition is expected to close in October 2014, subject to the satisfaction of customary closing conditions, including regulatory approval. Wells Fargo Securities is serving as exclusive financial advisor to 1-800-FLOWERS.COM, Inc. and Centerview Partners, LLC and Piper Jaffray & Co. are serving as financial advisors to Harry & David Holdings, Inc.  Cahill Gordon & Reindel LLP and Jones Day are serving as legal counsel for 1-800-FLOWERS.COM, Inc. and Harry & David Holdings, Inc., respectively.
(more)

1-800-FLOWERS.COM® Signs Definitive Agreement to Acquire Harry & David Holdings, Inc., a Leading Multi-Channel Retailer of Gift Baskets, Signature Fruits and Towers and Other Gourmet Gift Items, press release

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 35 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee backs every gift.  1-800-FLOWERS.COM has been honored in Internet Retailer’s “Hot 500 Guide” for 2013. The 1-800-FLOWERS.COM mobile commerce site was recognized with a Gold Award in the Ecommerce/Shopping category of the 2012 Horizon Interactive Awards. 1-800-FLOWERS.COM was also rated number one vs. competitors for customer service by STELLAService in 2011 and named by the E-Tailing Group as one of only nine online retailers out of 100 benchmarked to meet the criteria for Excellence in Online Customer Service in 2011. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The Company’s Gourmet Foods and Gift Baskets offering includes gifts such as popcorn and specialty treats from: The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® confections brands (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800-Baskets.com® (www.1800baskets.com); carved fresh fruit arrangements from FruitBouquets.comsm (www.fruitbouquets.com); top quality steaks and chops from Stock Yards® (www.stockyards.com). The Company’s Celebrations® brand (www.celebrations.com) is a leading online destination for party planning ideas and tips and its FineStationery.com® (www.finestationery.com) brand provides premium branded customizable invitations and personal stationery for all occasions.        1-800- FLOWERS.COM, Inc. is involved in a broad range of corporate social responsibility initiatives including continuous expansion and enhancement of its environmentally-friendly “green” programs as well as various philanthropic and charitable efforts. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

About Harry & David
Nearly 80 years ago, Harry and David Holmes turned their extraordinary pears into the perfect gourmet gift. You can still send Harry & David’s Royal Riviera® Pears as well as many other high quality fresh fruits, handpicked to exacting standards in 19 local orchards and in many other orchards around the world. Harry & David makes it easy to send gourmet gift baskets and edible fruits in addition to many flavors of Moose Munch® Popcorn, chocolate dipped pears, truffles and much more, most of which are made in Harry & David’s own kitchens from recipes honed over time. Harry & David hand-packs its gift baskets and exclusively designed gift boxes and tops them off with a hand-tied bow. These great gifts are then shipped to arrive on time, in perfect condition; guaranteed. Through Harry & David’s stores, wholesale, catalogs and websites, all of its gourmet food and gifts, including its Cushman’s and Wolferman’s brands, are designed for festive occasions, entertaining and enjoyment throughout the year.

Special Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,”  or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could
(more)

1-800-FLOWERS.COM® Signs Definitive Agreement to Acquire Harry & David Holdings, Inc., a Leading Multi-Channel Retailer of Gift Baskets, Signature Fruits and Towers and Other Gourmet Gift Items, press release cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to obtain the necessaryfinancing to fund the proposed acquisition of Harry & David; its ability to get regulatory and other approvals necessary to complete the acquisition of Harry & David; its ability to achieve the stated expectation of accretive top and bottom-line results related to the acquisition of Harry & David; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

# # #